Exhibit 99.6

BitFuFuf Inc.

111 North Bridge Road, #15-01
Peninsula Plaza, Singapore 179098
Tel: 656-252-4595

February 10, 2023

Re:	BitFuFu Inc. – Registration Statement on Form F-4

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4)

BitFuFu Inc., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-4 (the “Registration Statement”) relating to the business combination transactions contemplated by the Agreement and Plan of Merger dated January 21, 2022, as amended, by and among the Company, Arisz Acquisition Corp., Finfront Holding Company (“Finfront”) and Boundary Holding Company.

The Company has included in the Registration Statement the audited consolidated financial statements as of December 31, 2020 and 2021 and for each of the two years ended December 31, 2020 and 2021, and the unaudited condensed consolidated financial statements as of June 30, 2022 and for each of the six-month periods ended June 30, 2021 and 2022 for Finfront.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the audited financial statements included in the registration statement shall be as of a date not older than 12 months from the time the document is filed, unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1. The Company and Finfront are not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statemen.

2. Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company and Finfront.

3. The Company does not anticipate that Finfront’s audited financial statements for the year ended December 31, 2022 will be available until late March 2023.

4. At the time the Registration Statement is declared effective, the Registration Statement will have audited financial statements of Finfront not older than fifteen months.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-4 pursuant to Instruction 2 to Item 8.A.4.

BitFuFu Inc.

By:	/s/ Leo Lu
Name:	Leo Lu
Title:	Chairman of the Board of Directors and Chief Executive Officer